Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the Registration Statements of East West Bancorp, Inc. on Forms S-8 (Nos. 333-105292, 333-91554, 333-85330, 333-88527, 333-88529 and 333-56468) and on Forms S-3 (Nos. 333-96193, 333-46718 and 333-54538) of our report dated June 18, 2003, appearing in this Annual Report on Form 11-K of East West Bank Employees 401(k) Savings Plan for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
June 30, 2003